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                        INSTITUTIONAL EQUITY FUNDS, INC.

                             ARTICLES OF AMENDMENT


     Institutional Equity Funds, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The Charter of the Corporation is hereby amended to change the name
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of the Corporation from "Institutional Equity Funds, Inc." to "T. Rowe Price
Institutional Equity Funds, Inc." As a result of this amendment, all references to "Institutional Equity Funds, Inc." hereby are changed to "T. Rowe Price Institutional Equity Funds, Inc."
     SECOND: The Charter of the Corporation is hereby amended to change the
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designation of the "Institutional Mid-Cap Equity Growth Fund" series of Common
Stock to "T. Rowe Price Institutional Mid-Cap Equity Growth." As a result of this amendment, all references to "Institutional Mid-Cap Equity Growth Fund" are hereby changed to "T. Rowe Price Institutional Mid-Cap Equity Growth Fund."
     THIRD: The Charter of the Corporation is hereby amended to change the
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designation of the "Institutional Large-Cap Value Growth Fund" series of Common
Stock to "T. Rowe Price Institutional Large-Cap Value Fund." As a result of this amendment, all references to "Institutional Large-Cap Value Fund" are hereby changed to "T. Rowe Price Institutional Large-Cap Value Fund."
     FOURTH: The Charter of the Corporation is hereby amended to change the
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designation of the "Institutional Small-Cap Stock Fund" series of Common Stock to "T. Rowe Price Institutional

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Small-Cap Stock Fund." As a result of this amendment, all references to
"Institutional Small-Cap Stock Fund" are hereby changed to "T. Rowe Price Institutional Small-Cap Stock Fund."
     FIFTH: The Charter of the Corporation is hereby amended to change the
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designation of the "Institutional Large-Cap Growth Fund" series of Common Stock to "T. Rowe Price Institutional Large-Cap Growth Fund." As a result of this amendment, all references to "Institutional Large-Cap Growth Fund" are hereby changed to "T. Rowe Price Institutional Large-Cap Growth Fund."
     SIXTH: The amendment does not change the outstanding capital stock of the
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Corporation or the aggregate par value thereof.
     SEVENTH: The foregoing Amendment to the Charter of the Corporation has been
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approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law. No approval by shareholders of the Corporation is required under applicable law.
     EIGHTH: The Corporation is registered as an open-end company under the
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Investment Company Act of 1940.
     IN WITNESS WHEREOF, Institutional Equity Funds, Inc., has caused these presents to be signed in its name and on its behalf by its Vice President, and witnessed by its Secretary, on October 24, 2001.

ATTEST:                       INSTITUTIONAL EQUITY FUNDS, INC.


 /s/Patricia B. Lippert				/s/Henry H. Hopkins
______________________________     By: ________________________________
Patricia B. Lippert, Secretary    			 Henry H. Hopkins, Vice President


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     THE UNDERSIGNED, the Vice President of Institutional Equity Funds, Inc.,
who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

 			/s/Henry H. Hopkins
                                   ________________________________
                                   Henry H. Hopkins, Vice President

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